As filed with the Securities and Exchange Commission on February 10, 2017

File No. 333-143404

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________
POST-EFFECTIVE AMENDMENT NO. 1
TO FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
_______________________

IDACORP, Inc.
(Exact Name of Registrant as Specified in its Charter)

Idaho	82-0505802
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

1221 W. Idaho Street
Boise, Idaho	83702
(Address of Principal Executive Offices)	(Zip Code)

IDACORP, Inc. Restricted Stock Plan
(Full Title of the Plan)

Brian R. Buckham, Esq.
Vice President and General Counsel
IDACORP, Inc.
1221 W. Idaho Street
Boise, Idaho 83702
Telephone: (208) 388-2200
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

With a copy to:

Cheryl W. Thompson, Esq.
Corporate Counsel
IDACORP, Inc.
1221 W. Idaho Street
Boise, Idaho 83702
Telephone: (208) 388-2200

_______________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒                            Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)     Smaller reporting company ☐

EXPLANATORY NOTE

TERMINATION OF REGISTRATION

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (Commission File No. 333-143404) (the "Registration Statement") filed by IDACORP, Inc. (the "Company") on May 31, 2007. The Registration Statement registered 100,000 shares of the Company's common stock, without par value ("Common Stock") and the preferred share purchase rights attached thereto, issuable pursuant to the IDACORP, Inc. Restricted Stock Plan (the "Restricted Stock Plan").

On February 9, 2017, the Company’s Board of Directors terminated the Restricted Stock Plan. This Post-Effective Amendment No. 1 is being filed for the sole purpose of deregistering all remaining unissued shares of Common Stock (and the preferred share purchase rights attached thereto) previously registered under the Registration Statement and issuable under the Restricted Stock Plan. The Company hereby removes from registration, by means of this Post-Effective Amendment No. 1 to the Registration Statement, 1,564 unissued shares of Common Stock (and the preferred share purchase rights attached thereto) previously registered under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boise, State of Idaho, on February 10, 2017.

IDACORP, INC.
(Registrant)

By:   /s/ Darrel T. Anderson
Darrel T. Anderson
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Robert A. Tinstman	Chairman of the Board	February 9, 2017
Robert A. Tinstman

/s/ Darrel T. Anderson	(Principal Executive Officer)	February 10, 2017
Darrel T. Anderson
President and Chief Executive Officer and Director

/s/ Steven R. Keen	(Principal Financial Officer)	February 10, 2017
Steven R. Keen
Senior Vice President, Chief Financial
Officer, and Treasurer

/s/ Kenneth W. Petersen	(Principal Accounting Officer)	February 10, 2017
Kenneth W. Petersen
Vice President, Controller, and Chief Accounting Officer

/s/ Thomas Carlile	Director	February 9, 2017
Thomas Carlile

/s/ Richard J. Dahl	Director	February 9, 2017
Richard J. Dahl

/s/ Annette G. Elg	Director	February 9, 2017
Annette G. Elg

/s/ Ronald W. Jibson	Director	February 9, 2017
Ronald W. Jibson

/s/ Judith A. Johansen	Director	February 9, 2017
Judith A. Johansen

/s/ Dennis L. Johnson	Director	February 9, 2017
Dennis L. Johnson

/s/ J. LaMont Keen	Director	February 9, 2017
J. LaMont Keen

/s/ Christine King	Director	February 9, 2017
Christine King

/s/ Richard J. Navarro	Director	February 9, 2017
Richard J. Navarro